UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2026

APTEVO THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue Suite 1050
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Collaboration Agreement and Supply Agreement with Niowave

On May 25, 2026, Aptevo Research and Development LLC (“Aptevo Research”), a subsidiary of Aptevo Therapeutics Inc. (the “Company”), and Niowave, Inc. (“Niowave”) entered into a collaboration agreement (the “Collaboration Agreement”) to collaborate on the development of a potential human therapeutic product incorporating Aptevo’s proprietary molecules (including APVO455) and Niowave’s proprietary radioisotopes (including Actinium-225). The Collaboration Agreement provides for the parties to engage in certain development activities, commencing with a proof of concept study, towards the end of developing a suitable product, and sets out the respective rights, obligations and responsibilities of the parties in connection with such development activities. The Collaboration Agreement also provides for each of Aptevo and Niowave to license certain background intellectual property rights to one another for purposes of facilitating the research and development collaboration contemplated by the Collaboration Agreement. In connection with the execution of the Collaboration Agreement, the parties concurrently entered into a supply agreement providing for Niowave to supply proprietary radioisotopes (including Actinium-225) to Aptevo to the extent that Niowave elects not to continue with the development program contemplated by the Collaboration Agreement at certain opt-out windows set forth therein, after any such opt-out (the “Supply Agreement”).

The foregoing descriptions of the Collaboration Agreement and the Supply Agreement are qualified in their entirety by reference to the complete text of the Collaboration Agreement and the Supply Agreement, which the Company intends to file with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2026.

Stock Purchase Agreement and Investor Rights Agreement with Niowave

In connection with the execution of the Collaboration Agreement and the Supply Agreement, on May 25, 2026, the Company entered into a stock purchase agreement with Niowave (the “Stock Purchase Agreement”) pursuant to which the Company agreed to initially issue and sell 98,522 of its shares of its common stock, par value $0.001 per share (the “Common Stock”) and accompanying warrants to purchase 53,201 shares of its common stock to Niowave in a private placement at a combined purchase price of $5.075 per share for an aggregate purchase price of approximately $500,000 (the “Initial Niowave Private Placement”). Each warrant is immediately exercisable, with an exercise price of $8.00 per share of common stock, and will expire on May 25, 2031. The warrants may be exercised for cash or on a net exercise or “cashless” basis. There can be no assurance that any of the warrants will be exercised for cash or at all, and it is possible that the common stock warrants may expire without being exercised. The exercisability of the warrants is subject to limitations on exercise. Specifically, Niowave will be prohibited from exercising any portion of any warrant if immediately prior to or following such exercise such Niowave (together with its affiliates) would beneficially own more than 4.99% (or up to 9.99% at the election of Niowave) of the Company’s issued and outstanding common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrant. However, any holder of any warrant may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to the Company.

The Initial Niowave Private Placement closed on May 26, 2026, subject to customary closing conditions. The Stock Purchase Agreement contains other customary terms and conditions, including mutual representations, warranties and covenants for each of the Company and Niowave.

In addition, through the earlier of (i) the third anniversary of the signing of the Collaboration Agreement or (ii) the date of approval of an Investigational New Drug Application by the U.S. Food and Drug Administration or other applicable regulatory authority of a Combination Product (as defined in the Collaboration Agreement), Niowave may, at its election and subject to the terms and conditions of the Stock Purchase Agreement, purchase up to approximately 97,373 additional shares of its Common Stock in additional private placements (each, an “Additional Niowave Private Placement,” and, together with the Initial Niowave Private Placement, the Niowave Private Placement) at a predetermined price per share specified therein, at all times subject to Niowave not being deemed the beneficial owner of greater than 19.99% of the Company’s Common Stock upon the closing of each applicable Additional Niowave Private Placement.

Pursuant to the terms of an investor rights agreement (the “Investor Rights Agreement”) also entered into on May 25, 2026 between Niowave and the Company at the closing of the Initial Niowave Private Placement, Niowave agreed to certain transfer restrictions. In addition, Niowave will be entitled to certain registration rights with respect to the shares issued pursuant to the Stock Purchase Agreement. The Company and Niowave have each granted the other party customary indemnification rights in connection with the registration of the shares issued pursuant to the Stock Purchase Agreement.

The foregoing descriptions of the Stock Purchase Agreement and the Investor Rights Agreement are qualified in their entirety by reference to the complete text of the Stock Purchase Agreement and the Investor Rights Agreement, which the Company intends to file with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2026.

Item 3.02. Unregistered Sales of Equity Securities.

Sale of Shares to Niowave

The description of the issuance and sale of the shares of Common Stock pursuant to the Stock Purchase Agreement set forth under Item 1.01 above under the caption “Stock Purchase Agreement with Niowave” is incorporated by reference into this Item 3.02. The issuance and sale have not been registered under the Securities Act or any state securities laws. Based in part upon the representations of Niowave in the Stock Purchase Agreement, the Company has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof for a transaction by an issuer not involving any public offering.

Item 7.01. Regulation FD Disclosure.

On May 27, 2026, the Company issued a press release regarding the transactions contemplated by the Collaboration Agreement, the Supply Agreement and the Stock Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward Looking Statements

This Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the amount of proceeds expected from the Stock Purchase Agreement, the timing and certainty of completion of the Niowave Private Placement and the transactions contemplated by the Stock Purchase Agreement and the filing of a registration statement to register the resale of the registrable securities being sold in connection therewith. The risks and uncertainties relating to the Company and the transactions include general market conditions, whether the conditions for the closing of the Niowave Private Placement will be satisfied, and other risks detailed from time to time in the Company’s filings with the SEC, including in its Annual Report on Form 10-K for the year ended December 31, 2025 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Any forward-looking statements contained in this Form 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date:	May 27, 2026	By:	/s/ Daphne Taylor
Daphne Taylor Senior Vice President and Chief Financial Officer